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                      UNANIMOUS CONSENT IN LIEU OF MEETING
                           OF THE BOARD OF DIRECTORS
                             OF GOLD & GREEN, INC.

        The undersigned, constituting all of the members of the board of directors (the "Board") of Gold & Green, Inc. (the "Company"), hereby consent unanimously to the following corporate action:

        WHEREAS, the Company is desirous of obtaining a listing for its securities on the NASD Electronic Bulletin Board, and in order to further the Company's efforts in this regard, the Board has decided and agreed that increasing the number of its shares of common stock outstanding will be advantageous from a business perspective. Therefore, be it

        RESOLVED, that effective November 12, 1999, the Company shall immediately effectuate a ten-for-one forward stock split of its shares of common stock, with the result that each and every share of common stock issued of record as of November 12, 1999 (the "Record Date") shall hereinafter constitute ten shares of the same class of common stock, par value $.001. There being no issue of fractional shares, the Board believes it is not necessary to make provision for fractional share issuances. The Comany's officers are hereby authorized and directed to take all action necessary to effectuate the ten-for-one forward stock split, including the following:

        1. Issuance of additional stock certificates to all stockholders of record as of the Record Date, to reflect their increased share ownership;

        2. Preparation and filing of a Current Report on Form 8-K with the Securities and Exchange Commission, reflecting this ten-for-one forward stock split;

        3. Updating the shareholder ledger to reflect the new totals of shares owned by all shareholders of record as of the Record Date; and

        4. All such other actions as the officers shall deem necessary or expedient in order to carry out this Resolution of the Board.

Dated:    Brooklyn, New York
          November 11, 1999

                                                           s/ Maureen Abato
                                                       -------------------------
                                                              MAUREEN ABATO

                                                           s/ Frank Carbonaro
                                                       -------------------------
                                                              FRANK CARBONARO